Targeted Immunotherapies to Improve the Lives of People with Cancer January 2022 Nasdaq: ITOS

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “anticipate,” “plan,” “expect,” “will,” “may,” “intend,” “prepare,” “look,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to the potential benefits of our product candidates; our clinical trials plans and expected timelines, and the potential for certain studies to support regulatory submissions; our expected cash runway; and the potential benefits of our collaborations, including with GSK. These forward-looking statements involve risks and uncertainties, many of which are beyond iTeos’ control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and early results from a clinical trial do not necessarily predict final results; the data for our product candidates may not be sufficient to support regulatory approval; iTeos may encounter unanticipated costs or may expend cash more rapidly than currently anticipated due to challenges and uncertainties inherent in product research and development and biologics manufacturing; the expected benefits and opportunities related to the agreement between iTeos and GSK may not be realized or may take longer to realize than expected due to a variety of reasons, including any inability of the parties to perform their commitments and obligations under the agreement, challenges and uncertainties inherent in product research and development and manufacturing limitations; iTeos may not be able to execute on its business plans, including meeting its expected or planned regulatory milestones and timelines, research and clinical development plans, and bringing its product candidates to market, for various reasons, some of which may be outside of iTeos’ control, including possible limitations of company financial and other resources, manufacturing limitations that may not be anticipated or resolved for in a timely manner, regulatory, court or agency decisions such as decisions by the United States Patent and Trademark Office with respect to patents that cover our product candidates and the impact of the COVID-19 pandemic; and those risks identified under the heading “Risk Factors” in iTeos’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission (SEC) as well as other SEC filings made by the Company which you are encouraged to review. Statements regarding the Company’s cash runway do not indicate when the Company may access the capital markets. Any of the foregoing risks could materially and adversely affect iTeos’ business, results of operations and the trading price of iTeos’ common stock. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. iTeos does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

iTeos Has a Unique Opportunity to Lead the Next Wave of Advances in Immuno-Oncology   Growing pipeline of candidates and combinations with the potential to improve treatment for multiple cancers Strategic collaborations targeted to effectively advance and expand our pipeline Potential best-in-class therapies against derisked targets with clinical proof of concept 2 R&D scientists with deep knowledge in tumor immunology to design and develop best-in-class therapeutics 80 5 $900M* 11 Cash balance providing runway to pursue an aggressive clinical development strategy Clinical studies planned including 3 registration-directed trials *$899.8 MM as of September 30, 2021

Significant Progress in 2021 Setting the Groundwork for Robust Execution in 2022 Delivered Clinical Data Data differentiating EOS-448 and inupadenant Secured Transformative Collaboration  Partnership with GSK to expand and differentiate EOS-448 Progressed  Clinical Development  Initiated 1b/2a clinical trials  - 4 combinations  - 3 indications  Stage set for rapid advancement to pivotal trials Expanded our Pipeline Progressed novel clinical combinations and nominated candidate with first-in-class MoA *EOS-448 is also known as GSK4428859A

iTeos is a Leader in Delivering Smart, Next-Generation  Immunotherapies  We design tailored therapeutics to best harness the immune system against cancer We believe this dedication to excellence will lead to effective treatments and better outcomes for people with cancer iTeos digs deep to understand the cancer microenvironment to find the best targets  We endeavor always to target the right patients with the most optimal therapeutic combinations

EOS-448 is Designed to Maximize Affinity, Potency and Activity TIGIT is One of the Most Promising Next-Generation Immune Checkpoints EOS-448 is an Anti-TIGIT Antibody with a Multi-faceted Mechanism  EOS-448 has been  Selected for a Unique Epitope In Clinic, EOS-448 Induces the Proliferation of Functional T cells and Depletes Immunosuppressive T cells Proliferating CD8 T cells Peripheral blood readouts - EOS-448 monotherapy at 400mg Q4W Competitors EOS-448 Treg cells

Inupadenant is the First Adenosine Pathway Inhibitor Designed for the Treatment of Cancer Inupadenant is an Insurmountable, Highly  Selective A2AR Antagonist Very High Concentration of Adenosine Found in Tumor Microenvironment CRC 262µM Potential Predictive  Biomarkers Could Help to  Optimize our Clinical Strategy Optimized for Activity at the High Adenosine Concentration Found in Tumors Competitors iTeos

Differentiated Immuno-Oncology Therapeutic Candidates Rapidly Advancing Through an Expansive Development Strategy

Program	Regimen	Indication	Preclinical	Phase 1	Phase 2a	Randomized	Registration-directed
EOS-448	+ dostarlimab	1L NSCLC PDL1^{high}					
		HNSCC					
		Undisclosed					
	+ pembrolizumab	Solid Tumors					
	+ inupadenant	PD-1 Resistant Melanoma					
	Monotherapy/ + iberdomide	Relapsed Refractory Multiple Myeloma					
	+ dostarlimab + Inupadenant	Solid Tumors					
	+ dostarlimab + CD96	Solid Tumors					
Inupadenant	+ chemotherapy	Undisclosed					
	Monotherapy	Evaluating Patient and Indication Selection Biomarkers					
	+ pembrolizumab	PD-1 Resistant Melanoma					
EOS-984		IND Enabling Studies					

** Studies with solid arrow are dosing patients. Studies with dashed arrows have not yet dosed patients*

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EOS-448: a Differentiated FcγR-engaging anti-TIGIT Antibody

In collaboration with GSK, a differentiated development plan ongoing in multiple combinations and indications

Confirmed target engagement across all doses

Leveraging derisked target to move rapidly to multiple registrational studies

Regimen	Indication	Phase / Status	Rationale
+ dostarlimab	1L NSCLC PDL1^{high}	3 / Planned	Evidence of benefit with TIGIT combination in this setting. Most rapid path to registration.
+ dostarlimab	HNSCC	2/3 / Planned	Strong biologic rationale Low response rate with PD-1 monotherapy.
+ dostarlimab	Undisclosed	2/3 / Planned	Increase benefit in immune responsive tumor
+ pembrolizumab	Solid Tumors	1 / Ongoing	Rapidly generate data on safety of combination and dose rationale
Monotherapy/ + iberdomide	Relapsed Refractory Multiple Myeloma	2 / Start-up	Strong preclinical data generated with Fred Hutchinson Cancer Research Center
+ dostarlimab + CD96	Solid Tumors	1 / Planned	Addresses multiple mechanisms of immunosuppression to activate anti-tumor immune response
+ inupadenant	PD-1 Resistant Melanoma	1/2 / Ongoing	Address potential mechanisms of resistance
+ dostarlimab + Inupadenant	Solid Tumors	1 / Planned	Addresses multiple mechanisms of immunosuppression to activate anti-tumor immune response

iTEOS
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Inupadenant: the First Insurmontable Antagonist for Adenosine A2A Receptor Regimen Indication Phase / Status Rationale Monotherapy Evaluating Patient and Indication Selection Biomarkers 2 / Ongoing Enhance patient and indication selection + pembrolizumab PD-1 Resistant Melanoma 2 / Ongoing Address potential mechanism of resistance + chemotherapy Undisclosed 2 (randomized) /  Planned Enhance immune response in combination with immunogenic chemotherapy + EOS-448 PD-1 Resistant Melanoma 1/2 / Ongoing Address potential mechanisms of resistance + EOS-448 + Dostarlimab Undisclosed 1 / Planned Address multiple mechanisms of immunosuppression to activate anti-tumor immune response A2AR antagonist designed for application in immuno-oncology Clinical responses in monotherapy and in combination with pembrolizumab and chemotherapy Identification of potential predictive biomarkers that could lead to targeted development strategy

The Next 12 Months: Significant Progress Towards our Mission to Deliver Transformative IO Therapies Leverage our deep understanding of targets and our differentiated therapies to progress smart clinical strategies in the right patient populations Launch randomized and registration-directed studies in multiple indications Continue to apply our targeted immunotherapy approach to expand our pipeline and bring new therapies to the clinic

Immunotherapies to Improve and Extend the Lives of People Living with Cancer